Exhibits 99.1

FERRELLGAS PARTNERS, L.P. REPORTS FULL FISCAL YEAR AND FOURTH QUARTER 2021 RESULTS

•	Financial Highlights
•	Gross Profit for the year increased by $47.9 million as compared to the prior year.
•	Gross Profit increased by $3.9 million in the fourth fiscal quarter compared to the prior year fourth fiscal quarter. Approximately 5.5 million more gallons were sold in the fourth fiscal quarter than in the prior year fourth fiscal quarter.
•	Operating Income for the year increased by $67.6 million or 45% as compared to prior year.
•	Operating Income for the fourth fiscal quarter increased by 104%.
•	Company Highlights
•	Ferrellgas Corporate Internship Experience, a program offered to current undergraduates in the areas of Supply Chain, Finance, Marketing, and Technology, successfully fostered 5 interns through the 12-week program.
•	The Ferrellgas Management Development Program, a diverse leadership, management and mentorship program, welcomed 22 new operations management candidates to its program from across the country.
•	Home Delivery for Tank Exchange is now found in 12 markets across the United States.
•	Ferrellgas continues its partnership with Operation BBQ Relief to provide relief to disaster areas in the United States.
•	Ferrellgas welcomes its newest acquisition, Proflame, to the Ferrellgas Family.

Overland Park, KS., October 15, 2021 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPR) (“Ferrellgas” or the “Company”) today reported financial results for its fiscal year (“fiscal 2021”) and fourth fiscal quarter ended July 31, 2021.

"At Ferrellgas, our employees are at the center of our growth strategy.  We invest in our employees and in turn they have delivered a strong financial performance.  Technology, which allows us to be easy to do business with, is the perfect complement to our dedicated, customer service focused employees”, said James E. Ferrell, Chief Executive Officer and President.  “We are very proud of our people and of the consistent results they produced all throughout the year.”

The Company’s strong performance continued during the fourth quarter of fiscal 2021, leading to a $67.6 million increase in operating income for the fiscal year. Also contributing to a strong performance are marketing initiatives, consumer centric buying programs, and improved use of consumer analytics. Additionally, the reseller segment grew 12% in fiscal 2021. Performance was also aided by growth of Blue Rhino tank exchange sales, which grew due to further market share penetration and consistent growth in backyard and outdoor appliance usage.

Overall gallon performance contributed to an increase in gross margin of $47.9 million, or 6% higher than prior year. Highlighting the Company’s delivery efficiency strategies, operating expenses decreased a nominal 5.5% while decreasing by 4.1% per unit. The Company demonstrated continued operational excellence on its strategic initiative of delivering gallons more efficiently, which led to significant containment of operating expenses during the quarter. These tighter controls by management demonstrated less fleet needed to deliver those gallons, fewer miles driven to deliver more gallons, and less fuel consumed by trucks. Also contributing to expense management was a 36% increase in gallons per stop, as measured in fiscal 2021.

The fourth fiscal quarter continues to demonstrate Ferrellgas’ strength as a technology enabled, logistics company providing a clean fuel to a tenured customer base. Following the debt restructuring, the Company’s performance was aided by a favorable credit position with suppliers. A sustained emphasis on leadership development, excellence in operational expense management, and implementation of logistics fundamentals continue to increase efficiency and profitability. Strong execution by safety-focused and dedicated delivery professionals, recognized as essential workers, is driving high performance throughout the Company.

For the fourth fiscal quarter, the Company reported net loss attributable to Ferrellgas Partners, L.P. of $18.8 million, or $7.13 per Class A Unit, compared to prior year period net loss of $70.0 million, or $14.26 per Class A Unit. Adjusted EBITDA, a non-GAAP measure, decreased by $2.6 million to $24.1 million in the fourth fiscal quarter compared to $26.7 million in the prior year quarter. However, Adjusted EBITDA increased by $52.6 million to $318.1 million in fiscal 2021 compared to $265.5 million in the prior year.

“Our performance is made possible through our focus on performance and dependability,” Ferrell added. “Performance is further strengthened by the incredibly dedicated employees of Ferrellgas, in particular the over 2,300 delivery professionals and their unwavering commitment to our customers and company. Our valuable employees, across our corporate operations and the field, continue to generate strong results while managing the balance of growth and expense management. I could not be more proud of our people and what they accomplished this year.”

As previously announced,  Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp., entities with no operations or employees, emerged from bankruptcy on March 30, 2021 and we completed our financial restructuring, greatly improving the health of our balance sheet and paving the way for future prosperity.  Also as previously announced, on October 8, 2021, we paid a $49.9 million distribution to holders of record of the Class B Units as of September 24, 2021 – an activity made possible by the continued strong performance of the Company.

On Wednesday October 22, 2021, James E. Ferrell, Chief Executive Officer and President, Tamria Zertuche, Chief Operating Officer, and Dhiraj Cherian, Chief Financial Officer and Treasurer, will conduct a live teleconference on the Internet at https://edge.media-server.com/mmc/p/mqbzp2wt to discuss the results of operations for the fiscal year ended July 31, 2021. The live webcast of the teleconference will begin at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Questions may be submitted via the investor relations e-mail box at InvestorRelations@ferrellgas.com.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Ferrellgas employees indirectly own 1.1 million Class A Units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on October 15, 2021. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2021, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	July 31, 2021	July 31, 2020

Current Assets:
Cash and cash equivalents (including $11,500 and $95,759 of restricted cash at July 31, 2021 and July 31, 2020, respectively)	$281,952	$333,761
Accounts and notes receivable, net (including $103,703 of accounts receivable pledged as collateral at July 31, 2020)	131,574	101,438
Inventories	88,379	72,664
Price risk management asset	78,001	2,846
Prepaid expenses and other current assets	39,092	33,098
Total Current Assets	618,998	543,807

Property, plant and equipment, net	582,118	591,042
Goodwill, net	246,946	247,195
Intangible assets (net of accumulated amortization of $432,032 and $423,290 at July 31, 2021 and July 31, 2020, respectively)	100,743	104,049
Operating lease right-of-use asset	87,611	107,349
Other assets, net	93,228	74,748
Total Assets	$1,729,644	$1,668,190

LIABILITIES, MEZZANINE AND EQUITY

Current Liabilities:
Accounts payable	$47,913	$33,944
Current portion of long-term debt	1,670	859,095
Current operating lease liabilities	25,363	29,345
Other current liabilities	246,000	167,466
Total Current Liabilities	320,946	1,089,850

Long-term debt	1,444,890	1,646,396
Operating lease liabilities	74,349	89,022
Other liabilities	61,189	51,190

Contingencies and commitments

Mezzanine Equity:
Senior preferred units, net of issue discount and other offering costs (700,000 units outstanding at July 31, 2021)	651,349	—

Equity:
Limited partner Unitholders
Class A (4,857,605 Units outstanding at July 31, 2021 and July 31, 2020)	(1,214,813)	(1,126,452)
Class B (1,300,000 Units outstanding at July 31, 2021)	383,012	—
General partner Unitholder (49,496 Units outstanding at July 31, 2021 and July 31, 2020)	(72,178)	(71,287)
Accumulated other comprehensive income (loss)	88,866	(2,303)
Total Ferrellgas Partners, L.P. Equity	(815,113)	(1,200,042)
Noncontrolling interest	(7,966)	(8,226)
Total Equity	(823,079)	(1,208,268)
Total Liabilities, Mezzanine and Equity	$1,729,644	$1,668,190

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	July 31		July 31
	2021	2020	2021	2020
Revenues:
Propane and other gas liquids sales	$317,333	$265,414	$1,668,852	$1,415,791
Other	17,793	16,235	85,458	82,035
Total revenues	335,126	281,649	1,754,310	1,497,826

Cost of sales:
Propane and other gas liquids sales	175,146	124,917	881,936	673,053
Other	2,572	3,229	12,728	13,003

Gross profit	157,408	153,503	859,646	811,770

Operating expense - personnel, vehicle, plant & other	116,918	128,721	465,816	493,055
Operating expense - equipment lease expense	6,600	8,293	27,062	33,017
Depreciation and amortization expense	21,462	21,101	85,382	80,481
General and administrative expense	11,305	9,305	60,065	45,752
Non-cash employee stock ownership plan compensation charge	934	689	3,215	2,871
Loss on asset sales and disposals	(407)	1,682	1,831	7,924

Operating income	596	(16,288)	216,275	148,670

Interest expense	(24,606)	(54,014)	(173,616)	(192,962)
Gain (loss) on extinguishment of debt	5,088	—	(104,834)	(37,399)
Other income (expense), net	77	(246)	4,246	(460)
Reorganization items, net	(236)	—	(10,443)	—

Loss before income tax expense	(19,081)	(70,548)	(68,372)	(82,151)

Income tax expense	135	57	741	851

Net loss	(19,216)	(70,605)	(69,113)	(83,002)

Net loss attributable to noncontrolling interest (a)	(394)	(636)	(702)	(503)

Net loss attributable to Ferrellgas Partners, L.P.	(18,822)	(69,969)	(68,411)	(82,499)

Distribution to preferred unitholders	16,013	—	24,024	—

Less: General partner's interest in net loss	(108)	(700)	(684)	(825)

Class A Unitholders' interest in net loss	$(34,727)	$(69,269)	$(91,751)	$(81,674)

Loss Per Class A Unit
Basic and diluted net loss per Class A Unit	$(7.15)	$(14.26)	$(18.89)	$(16.81)

Weighted average Class A Units outstanding - basic	4,858	4,858	4,858	4,858

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	July 31		July 31
	2021	2020	2021	2020
Net loss attributable to Ferrellgas Partners, L.P.	$(18,822)	$(69,969)	$(68,411)	$(82,499)
Income tax expense	135	57	741	851
Interest expense	24,606	54,014	173,616	192,962
Depreciation and amortization expense	21,462	21,101	85,382	80,481
EBITDA	27,381	5,203	191,328	191,795
Non-cash employee stock ownership plan compensation charge	934	689	3,215	2,871
Loss on asset sales and disposal	(407)	1,682	1,831	7,924
Loss on extinguishment of debt	(5,088)	—	104,834	37,399
Other (income) expense, net	(77)	246	(4,246)	460
Reorganization expense - professional fees	236	—	10,443	—
Severance expense includes $0 and $927 in operating expense for the three and twelve months ended July 31, 2021. Also includes $0 and $834 in general and administrative expense for the three and twelve months ended July 31, 2021.	—	740	1,761	740
Legal fees and settlements related to non-core businesses	1,557	1,421	10,129	7,308
Provision for doubtful accounts related to non-core businesses	—	17,325	(500)	17,325
Lease accounting standard adjustment and other	—	27	—	161
Net loss attributable to noncontrolling interest (a)	(394)	(636)	(702)	(503)
Adjusted EBITDA (b)	24,142	26,697	318,093	265,480
Net cash interest expense (c)	(22,437)	(52,905)	(160,153)	(182,246)
Maintenance capital expenditures (d)	(11,651)	(4,540)	(26,168)	(23,240)
Cash paid for income taxes	(268)	(239)	(706)	(289)
Proceeds from certain asset sales	881	1,487	4,588	3,997
Distributable cash flow attributable to equity investors (e)	(9,333)	(29,500)	135,654	63,702
Less: Distributions accrued or paid to preferred unitholders	16,013	—	24,024	—
Distributable cash flow attributable to general partner and non-controlling interest	(2,420)	(590)	(480)	(1,274)
Distributable cash flow attributable to Class A and B Unitholders (f)	(22,926)	(28,910)	111,150	62,428
Less: Distributions paid to Class A and B Unitholders	—	—	—	—
Distributable cash flow excess (g)	$(22,926)	$(28,910)	$111,150	$62,428

Propane gallons sales
Retail - Sales to End Users	95,933	85,677	632,057	638,017
Wholesale - Sales to Resellers	51,055	55,834	228,025	235,529
Total propane gallons sales	146,988	141,511	860,082	873,546

(a)	Amounts allocated to the general partner for its 1.0101% interest (excluding the economic interest attributable to the preferred unitholders) in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net loss attributable to Ferrellgas Partners, L.P., plus the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, loss on asset sales and disposals, loss on extinguishment of debt, other (income) expense, net, reorganization expense – professional fees, severance expense, legal fees and settlements related to non-core businesses, provision for doubtful accounts related to non-core businesses, lease accounting standard adjustment and other and net loss attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes make it easier to compare its results with other companies that have different financing and capital structures.

This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the terminated accounts receivable securitization facility.
(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for income taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors, including holders of the operating partnership’s Preferred Units. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(f)	Distributable cash flow attributable to Class A and B Unitholders is calculated as Distributable cash flow attributable to equity investors minus distributions accrued or paid on the Preferred Units and distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to Class A and B Unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to Class A and B Unitholders. Distributable cash flow attributable to Class A and B Unitholders, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added to our calculation of distributable cash flow attributable to Class A and B Unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to Class A and B Unitholders should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(g)	Distributable cash flow excess is calculated as Distributable cash flow attributable to Class A and B Unitholders minus Distributions paid to Class A and B Unitholders. Distributable cash flow excess, if any, is retained to establish reserves, to reduce debt, to fund capital expenditures and for other partnership purposes, and any shortage is funded from previously established reserves, cash on hand or borrowings under our Credit Facility or, previously, under our terminated accounts receivable securitization facility. Management considers Distributable cash flow excess a meaningful measure of the partnership’s ability to effectuate those purposes. Distributable cash flow excess, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow excess that will not occur on a continuing basis may have associated cash payments. Distributable cash flow excess should be viewed in conjunction with measurements that are computed in accordance with GAAP.